First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data

                                               2006                                       2005
                                           -----------      --------------------------------------------------------------
                                             March 31,      December 31,    September 30,       June 30,        March 31,
                                           -----------      ------------    -------------     -----------      -----------
--------------------------------------------------------------------------------------------------------------------------
SELECTED FINANCIAL DATA
(Amounts in thousands)
--------------------------------------------------------------------------------------------------------------------------
Securities available for sale              $ 1,489,402        1,604,888        1,663,178        1,726,822        1,741,486
Loans and leases:
   Commercial:
    Real estate                            $ 1,904,305        1,870,483        1,818,217        1,773,773        1,721,393
    Business                               $   504,935          473,571          479,473          482,855          462,549
                                           -----------      -----------      -----------      -----------      -----------
      Total commercial loans               $ 2,409,240        2,344,054        2,297,690        2,256,628        2,183,942

   Residential real estate                 $ 2,209,518        2,182,907        2,136,961        2,117,609        2,114,420
   Home equity                             $   418,719          403,340          383,350          355,030          344,589
   Other consumer                          $   182,367          178,732          181,488          178,681          186,413
   Specialized lending                     $   164,552          159,759          159,935          158,361          154,380
   Net deferred costs and discounts        $    21,927           19,847           16,153           13,798           12,573
                                           -----------      -----------      -----------      -----------      -----------
      Total loans and leases               $ 5,406,323        5,288,639        5,175,577        5,080,107        4,996,317
   Allowance for credit losses             $    72,441           72,340           72,290           72,869           72,868
                                           -----------      -----------      -----------      -----------      -----------
      Loans and leases, net                $ 5,333,882        5,216,299        5,103,287        5,007,238        4,923,449
Goodwill and other intangibles             $   757,738          760,707          763,250          735,514          738,191
Total assets                               $ 8,079,957        8,064,832        8,039,284        7,982,290        7,907,976
Total interest-earning assets              $ 6,982,778        6,958,015        6,928,114        6,857,411        6,801,056

Deposits:
   Core:
    Savings                                $ 1,604,326        1,619,187        1,652,552        1,664,203        1,705,258
    Interest-bearing checking              $ 1,167,361        1,182,995        1,130,264        1,170,013        1,241,760
    Noninterest-bearing                    $   584,820          592,076          569,308          567,134          524,219
                                           -----------      -----------      -----------      -----------      -----------
      Total core deposits                  $ 3,356,507        3,394,258        3,352,124        3,401,350        3,471,237
   Certificates                            $ 2,169,838        2,085,154        1,996,097        1,847,696        1,704,498
                                           -----------      -----------      -----------      -----------      -----------
      Total deposits                       $ 5,526,345        5,479,412        5,348,221        5,249,046        5,175,735

Borrowings                                 $ 1,082,410        1,096,427        1,163,327        1,245,328        1,235,860
Total interest-bearing liabilities         $ 6,023,935        5,983,763        5,942,240        5,927,240        5,887,376
Net interest-earning assets                $   958,843          974,252          985,874          930,171          913,680
Stockholders' equity                       $ 1,367,385        1,374,423        1,380,970        1,381,168        1,390,713
Tangible equity (1)                        $   609,647          613,716          617,720          645,654          652,522
Securities available for sale fair
   value adjustment included in
   stockholders' equity                    $   (22,562)         (18,083)         (15,005)          (8,080)         (15,247)
Common shares outstanding (2)                  107,721          108,656          109,755          110,162          112,460
Treasury shares                                  8,276            7,280            6,117            5,680            3,327
Total loans serviced for others            $   378,665          378,253          372,341          368,436          372,461
--------------------------------------------------------------------------------------------------------------------------
CAPITAL
--------------------------------------------------------------------------------------------------------------------------
Tier 1 risk based capital                        11.23%           11.01%           11.95%           12.01%           12.52%
Total risk based capital                         12.48%           12.26%           13.20%           13.26%           13.77%
Tier 1 (core) capital                             7.57%            7.56%            8.11%            8.10%            8.44%
Tangible capital                                  7.57%            7.56%            8.11%            8.10%            8.44%
Equity to assets                                 16.92%           17.04%           17.18%           17.30%           17.59%
Tangible equity to tangible assets (1)            8.33%            8.40%            8.49%            8.91%            9.10%
Book value per share (2)                   $     12.69            12.65            12.58            12.54            12.37
Tangible book value per share (1)(2)       $      5.66             5.65             5.63             5.86             5.80
--------------------------------------------------------------------------------------------------------------------------
ASSET QUALITY DATA
(Amounts in thousands)
--------------------------------------------------------------------------------------------------------------------------
Non-performing loans:
   Commercial real estate                  $     8,122            6,755            8,791            4,339            4,513
   Commercial business                     $     3,074            3,171            2,541            3,864            2,005
   Residential real estate                 $     4,905            5,911            5,389            5,472            7,694
   Home equity                             $       678              567              621              685              803
   Other consumer                          $       742              953            1,060              667              915
   Specialized lending                     $     3,089            4,573            3,945            4,058            4,148
                                           -----------      -----------      -----------      -----------      -----------
    Total non-performing loans             $    20,610           21,930           22,347           19,085           20,078
Real estate owned                          $       986              843            1,097              977            1,111
                                           -----------      -----------      -----------      -----------      -----------
    Total non-performing assets            $    21,596           22,773           23,444           20,062           21,189

Net loan charge-offs                       $     2,199            2,450            2,226              899            1,539
Net charge-offs to average loans
   (annualized)                                   0.17%            0.19%            0.17%            0.07%            0.13%
Provision for credit losses                $     2,300            2,500            1,647              900            2,301
Provision for credit losses as a
   percentage of average loans
   (annualized)                                   0.18%            0.19%            0.13%            0.07%            0.19%
Total non-performing loans to total
   loans                                          0.38%            0.41%            0.43%            0.38%            0.40%
Total non-performing assets as a
   percentage of total assets                     0.27%            0.28%            0.29%            0.25%            0.27%
Allowance for credit losses to total
   loans                                          1.34%            1.37%            1.40%            1.43%            1.46%
Allowance for credit losses
   to non-performing loans                       351.5%           329.9%           323.5%           381.8%           362.9%
--------------------------------------------------------------------------------------------------------------------------
Personnel FTE                                    1,958            1,984            1,922            1,777            1,720
Number of branches                                 120              118              117              116              115

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (Cont'd)

                                              2006                                        2005
                                           ----------    -----------------------------------------------------------------------
                                              First       Year Ended      Fourth          Third          Second          First
                                             Quarter     December 31,     Quarter        Quarter         Quarter        Quarter
                                           ----------     ----------     ----------     ----------     ----------     ----------
--------------------------------------------------------------------------------------------------------------------------------
SELECTED OPERATIONS DATA
(Amounts in thousands)
--------------------------------------------------------------------------------------------------------------------------------
Interest income                            $  100,630        375,217         98,475         96,297         93,930         86,515
Interest expense                           $   38,077        125,067         35,613         32,801         30,368         26,285
                                           ----------     ----------     ----------     ----------     ----------     ----------
     Net interest income                   $   62,553        250,150         62,862         63,496         63,562         60,230
Provision for credit losses                $    2,300          7,348          2,500          1,647            900          2,301
                                           ----------     ----------     ----------     ----------     ----------     ----------
     Net interest income after
       provision for credit losses         $   60,253        242,802         60,362         61,849         62,662         57,929

Noninterest income:
   Banking services                        $    9,051         37,327          9,775         10,115          9,448          7,989
   Risk management services                $   10,820         29,838         10,183          8,213          5,837          5,605
   Employee benefits administration        $      895          1,588          1,226            362             --             --
   Wealth management services              $    2,273          6,753          1,572          1,700          1,776          1,705
   Lending and leasing                     $    1,747          7,204          1,935          1,923          1,770          1,576
   Bank-owned life insurance               $      747          3,837            744            965          1,072          1,056
   Other                                   $      378          4,116            776          2,362            498            480
                                           ----------     ----------     ----------     ----------     ----------     ----------
     Total noninterest income              $   25,911         90,663         26,211         25,640         20,401         18,411

Noninterest expense:
   Salaries and benefits                   $   29,602         99,522         27,630         26,006         23,677         22,209
   Occupancy and equipment                 $    5,673         18,823          4,904          4,765          4,677          4,477
   Technology and communications           $    4,994         19,555          5,573          5,091          4,827          4,064
   Marketing and advertising               $    1,787          6,994          1,455          1,685          2,143          1,711
   Professional services                   $      863          7,784          1,720          1,718          1,802          2,544
   Amortization of intangibles             $    3,080         12,083          3,467          3,254          2,854          2,508
   Other                                   $    5,910         23,445          5,635          5,289          6,181          6,340
                                           ----------     ----------     ----------     ----------     ----------     ----------
     Total noninterest expense             $   51,909        188,206         50,384         47,808         46,161         43,853

     Income before income taxes            $   34,255        145,259         36,189         39,681         36,902         32,487
Income taxes                               $   11,647         52,400         12,689         15,508         12,811         11,392
                                           ----------     ----------     ----------     ----------     ----------     ----------
     Net income                            $   22,608         92,859         23,500         24,173         24,091         21,095
                                           ==========     ==========     ==========     ==========     ==========     ==========
--------------------------------------------------------------------------------------------------------------------------------
STOCK AND RELATED PER SHARE DATA
--------------------------------------------------------------------------------------------------------------------------------
Net income per share:
   Basic                                   $     0.21           0.85           0.22           0.22           0.22           0.19
   Diluted                                 $     0.21           0.84           0.21           0.22           0.22           0.19
Cash dividends                             $     0.11           0.38           0.10           0.10           0.09           0.09
Dividend payout ratio                           52.38%         44.71%         45.45%         45.45%         40.91%         47.37%
Dividend yield (annualized)                      3.04%          2.63%          2.74%          2.75%          2.48%          2.76%
Market price (NASDAQ: FNFG):
   High                                    $    15.16          15.16          15.15          15.16          14.65          14.16
   Low                                     $    13.38          12.05          13.35          13.78          12.05          12.80
   Close                                   $    14.66          14.47          14.47          14.44          14.58          13.21
--------------------------------------------------------------------------------------------------------------------------------
SELECTED RATIOS
--------------------------------------------------------------------------------------------------------------------------------
Net income (annualized):
   Return on average assets                      1.14%          1.18%          1.16%          1.20%          1.22%          1.15%
   Return on average equity                      6.67%          6.76%          6.76%          6.89%          6.95%          6.40%
   Return on average tangible
     equity (1)                                 14.88%         14.41%         15.12%         14.84%         14.81%         12.89%

Noninterest income as a percentage of
   net revenue                                  29.29%         26.60%         29.43%         28.77%         24.30%         23.41%
Efficiency ratio - Consolidated                  58.7%          55.2%          56.6%          53.6%          55.0%          55.8%
                 - Banking segment (3)           54.2%          51.0%          50.1%          49.1%          52.1%          53.0%

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (Cont'd)

                                              2006                                        2005
                                           ----------    -----------------------------------------------------------------------
                                              First       Year Ended       Fourth         Third          Second         First
                                             Quarter     December 31,      Quarter       Quarter         Quarter       Quarter
                                           ----------     ----------     ----------     ----------     ----------     ----------
--------------------------------------------------------------------------------------------------------------------------------
SELECTED AVERAGE BALANCES
(Amounts in thousands)
--------------------------------------------------------------------------------------------------------------------------------
Securities, at amortized cost              $1,592,764      1,688,250      1,650,915      1,684,748      1,750,517      1,667,038
Loans (4)
Commercial:
    Real estate                            $1,869,891      1,748,839      1,837,831      1,791,748      1,737,247      1,625,727
    Business                               $  478,253        462,355        469,860        471,258        468,471        439,397
                                           ----------     ----------     ----------     ----------     ----------     ----------
     Total commercial loans                $2,348,144      2,211,194      2,307,691      2,263,006      2,205,718      2,065,124
   Residential                             $2,209,575      2,095,963      2,171,723      2,127,127      2,117,358      1,965,030
   Home equity                             $  410,952        360,519        397,192        366,467        347,997        329,611
   Other consumer                          $  186,486        186,368        185,191        182,406        186,551        191,436
   Specialized lending                     $  165,175        159,645        164,174        162,846        160,580        150,800
                                           ----------     ----------     ----------     ----------     ----------     ----------
    Total loans                            $5,320,332      5,013,689      5,225,971      5,101,852      5,018,204      4,702,001

Total interest-earning assets              $6,976,304      6,778,663      6,942,574      6,886,717      6,845,424      6,433,151
Goodwill and other intangibles             $  759,284        729,816        761,802        746,494        737,231        672,573
Total assets                               $8,035,848      7,852,588      8,012,375      8,002,582      7,934,615      7,452,984

Interest-bearing liabilities:
   Savings accounts                        $1,601,868      1,643,757      1,627,571      1,669,466      1,675,953      1,601,471
   Checking                                $1,148,515      1,174,366      1,169,508      1,151,334      1,187,863      1,189,229
   Certificates of deposit                 $2,107,851      1,831,418      2,043,388      1,905,781      1,800,333      1,570,152
   Borrowed funds                          $1,127,879      1,176,711      1,102,370      1,183,924      1,239,808      1,181,532
                                           ----------     ----------     ----------     ----------     ----------     ----------
    Total interest-bearing liabilities     $5,986,113      5,826,252      5,942,837      5,910,505      5,903,957      5,542,384

Noninterest-bearing deposits               $  556,840        547,599        574,364        584,871        547,366        482,375
Total deposits                             $5,415,074      5,197,140      5,414,831      5,311,452      5,211,515      4,843,227
Total liabilities                          $6,660,514      6,478,174      6,634,128      6,609,765      6,544,716      6,116,958
Net interest-earning assets                $  990,191        952,411        999,737        976,212        941,467        890,767
Stockholders' equity                       $1,375,334      1,374,414      1,378,246      1,392,817      1,389,899      1,336,026
Tangible equity (1)                        $  616,050        644,598        616,444        646,323        652,668        663,453
Common shares outstanding (2):
   Basic                                      108,042        109,646        109,011        110,227        111,128        108,200
   Diluted                                    109,026        110,658        110,032        111,239        112,033        109,246
--------------------------------------------------------------------------------------------------------------------------------
SELECTED AVERAGE YIELDS/RATES
(Tax equivalent basis)
--------------------------------------------------------------------------------------------------------------------------------
Securities, at amortized cost                    3.99%          3.67%          3.86%          3.71%          3.60%          3.50%
Loans
Commercial:
    Real estate                                  6.90%          6.68%          6.76%          6.71%          6.64%          6.59%
    Business                                     7.12%          6.46%          6.83%          6.50%          6.41%          6.08%
                                           ----------     ----------     ----------     ----------     ----------     ----------
      Total commercial loans                     6.95%          6.63%          6.78%          6.67%          6.59%          6.48%
   Residential                                   5.56%          5.54%          5.49%          5.53%          5.55%          5.61%
   Home equity                                   6.67%          6.13%          6.32%          6.23%          6.06%          5.86%
   Other consumer                                7.33%          6.71%          6.77%          7.03%          6.55%          6.48%
   Specialized lending                          10.51%         10.67%         10.66%         10.67%         11.03%         10.33%
    Total loans                                  6.47%          6.27%          6.33%          6.30%          6.25%          6.20%

Total interest-earning assets                    5.89%          5.60%          5.73%          5.64%          5.55%          5.46%

Savings accounts                                 1.36%          1.09%          1.26%          1.13%          1.01%          0.98%
Interest-bearing checking                        1.51%          1.15%          1.37%          1.14%          1.08%          1.00%
Certificates of deposit                          3.43%          2.77%          3.16%          2.86%          2.61%          2.32%
Borrowed funds                                   3.79%          3.62%          3.61%          3.68%          3.61%          3.59%
    Total interest-bearing liabilities           2.58%          2.14%          2.37%          2.20%          2.06%          1.92%

Tax equivalent net interest rate spread          3.31%          3.46%          3.36%          3.44%          3.49%          3.54%
Tax equivalent net interest rate margin          3.68%          3.75%          3.70%          3.75%          3.77%          3.80%

Net interest rate spread                         3.24%          3.40%          3.29%          3.39%          3.45%          3.51%
Net interest rate margin                         3.60%          3.70%          3.63%          3.69%          3.72%          3.76%

----------
(1)   Excludes goodwill and other intangible assets.
(2)   Excludes unallocated ESOP shares and unvested restricted stock shares.
(3) Includes operating results for the banking activities segment as defined in the Company's quarterly and annual reports.
(4)   Includes nonaccrual loans.